Exhibit 10.61

FORBEARANCE AND SETTLEMENT AGREEMENT

THIS FORBEARANCE AND SETTLEMENT AGREEMENT (this “Agreement”), dated as of December 28, 2021 (the “Effective Date”), is made by and among FREIGHTCAR AMERICA LEASING 1, LLC, a Delaware limited liability company (the “Borrower”), FREIGHTCAR AMERICA LEASING, LLC, a Delaware limited liability company (the “Guarantor”), FREIGHTCAR AMERICA, INC., a Delaware corporation (“FCA”), FREIGHTCAR AMERICA RAILCAR MANAGEMENT, LLC, a Delaware limited liability company (“FCA Management”) and MANUFACTURERS AND TRADERS TRUST COMPANY (a/k/a M&T BANK), a New York banking corporation (the “Lender”).

RECITALS

Pursuant to that certain Credit Agreement dated as of April 16, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Lender and the Borrower, the Lender made available to the Borrower a revolving credit facility in the original principal amount of up to, but not to exceed, $40,000,000 at any one time outstanding (the “Revolving Credit Facility”). Capitalized terms used herein but not defined shall have the meanings given to such terms in the Credit Agreement.

The Borrower’s obligation to repay all Loans made to it or on its behalf, together with interest thereon, is evidenced by the Borrower’s Revolving Credit Note dated April 16, 2019 in the original principal amount of $40,000,000 and made payable to the order of the Lender.

As security for the prompt payment and performance of its obligations to the Lender, the Borrower granted the Lender a continuing, first priority duly perfected security interest in and to (including, but not limited to, the right to enforce) substantially all of its assets, wherever located, whether now owned or hereafter acquired, together with all substitutions therefor, all replacements and renewals thereof, and all accessions and additions relating thereto, all as more fully set forth in that certain Security Agreement dated as of April 16, 2019 (the “Security Agreement”), between the Borrower and the Lender and, in particular, in the definition of “Collateral” set forth therein. Among the assets included in the granting clause of the Security Agreement were all of the Borrower’s rights, title and interests in and to, inter alia:

(i) the Master Railcar Lease Agreement dated as of September 30, 2014, between the Borrower (as assignee of JAIX Leasing Company), as lessor, and Smart Sand Inc. (“Smart Sand”), as lessee, solely with respect to Rider 7, as amended by that certain Amendment No. 1 to Rider 7 to Master Railcar Lease Agreement effective May 1, 2020, executed pursuant thereto (the “Smart Sand Lease”), and the one hundred 3,282 cubic foot covered hopper railcars, bearing car numbers and marks, JAIX 860750 through and including JAIX 860849, leased pursuant thereto (collectively, “Smart Sand Railcars”); and

(ii) the Railcar Equipment Lease dated as of December 20, 2017 between the Borrower (as assignee of JAIX Leasing Company), as lessor, and Taylor Frac, LLC (“Taylor Frac”), as lessee, solely with respect to Rider 2 dated December 20, 2017, as amended by that certain First Amendment to Rider 2 dated June 22, 2018, executed pursuant thereto (the “Taylor Frac Lease”), and the one hundred twenty-five 3,282 cubic foot covered hopper railcars, bearing car numbers and marks, JAIX 860134, JAIX 860149, JAIX 860152, JAIX 860154, JAIX 860160, JAIX 860169, JAIX 860182, JAIX 860189, JAIX 860191, JAIX 860192, JAIX 860196, JAIX 860211, JAIX 860228, JAIX 860229, JAIX 860233, JAIX 860234, JAIX 860238, JAIX 860240, JAIX 860242, JAIX 860243, JAIX 860247, JAIX 860248, JAIX 860249, JAIX860250, JAIX 860251, JAIX

860252, JAIX 860255, JAIX 860256, JAIX 860258, JAIX 860267, JAIX 860270, JAIX 860271, JAIX 860278, JAIX 860282, JAIX 860284 through and including JAIX 860374 (collectively, the “Taylor Frac Railcars”).

The Lender perfected its security interest (i) in the Smart Sand Lease and the Taylor Frac Lease by taking a collateral assignment thereof and filing of a financing statement with the Secretary of State of Delaware, and (ii) in the Smart Sand Railcars and the Taylor Frac Railcars by filing a separate Memorandum of Security Agreement with the Surface Transportation Board and with the Office of the Registrar General of Canada.

Pursuant to and subject to the terms and conditions of that certain Railcar Reporting Mark Assignment and Assumption Agreement effective as of April 11, 2019, JAIX Leasing Company sold and assigned to the Guarantor all of its rights, title and interests in and to the JAIX railcar reporting mark, including the corresponding registrations and applications for registration thereof. In turn, pursuant to and subject to the terms and conditions of that certain Railcar Reporting Mark Usage Agreement dated as of April 11, 2019, the Guarantor granted JAIX Leasing Company an exclusive license to use the JAIX mark on all railcars owned by it, which it in turn permitted the use thereof by the Borrower on the Smart Sand Railcars and the Taylor Frac Railcars that JAIX Leasing Company sold to the Borrower.

In addition, pursuant and subject to the terms and conditions of that certain Collateral Assignment of Railcar Services Agreement dated June 26, 2019 (the “Collateral Assignment of Railcar Services Agreement”), between the Borrower and the Lender, the Borrower assigned and transferred to the Lender, as additional security for its obligations to the Lender, all of its rights under the Railcar Services Agreement dated June 26, 2019 (the “Railcar Services Agreement”) between it and FCA Management, to the extent such rights pertained to Pledged Railcars and Pledged Railcar Leases (each as defined in the Collateral Assignment of Railcar Services Agreement), wherein FCA Management agreed to be responsible for (i) payment of all railcar repair services to the Smart Sand Railcars which are associated solely with running repairs (i.e. routine maintenance or repairs due to normal wear and tear) and are required by the Interchange Rules of the Association of American Railroads (“AAR”) for the Smart Sand Railcars to be used in interchange service, and (ii) payment (and filing of the associated tax returns) in Smart Sand’s name and on its behalf, of all ad valorem taxes imposed on the Smart Sand Railcars, in exchange for the Borrower’s payment to the Guarantor (as fiscal agent for FCA Management) of a $64 per car/per month service fee.

To assist it in complying with the requirements of the AAR and applicable law and the overall management of all railcars within its fleet, the Borrower entered into that certain Management Services Agreement on March 26, 2019 (the “Management Services Agreement”) with RAS Data Services, Inc. to provide it certain mechanical, regulatory, accounting and consulting services, as more particularly described in the Management Services Agreement. As additional security for its obligations to the Lender, the Borrower collaterally assigned to the Lender, pursuant to that certain Collateral Assignment of Management Services Agreement dated April 16, 2019 (the “Collateral Assignment of Management Services Agreement”), all of its rights under the Management Services Agreement to the extent such rights pertained to Pledged Railcars and Pledged Railcar Leases (each as defined in the Collateral Assignment of Management Services Agreement).

To induce the Lender to make the Revolving Credit Facility available to the Borrower, the Guarantor agreed, pursuant and subject to the terms and conditions of that certain Guaranty Agreement dated as of April 16, 2019 (the “Guaranty”), to irrevocably and unconditionally guarantee, as a primary obligor and not merely as a surety, all obligations owed by the Borrower to the Lender pursuant to the Credit Agreement and other Credit Documents (collectively, the “Guaranteed Obligations”). As security for, inter alia, the Guaranteed Obligations, the Guarantor pledged and granted the Lender a continuing, first priority security interest in 100% of the equity securities in the Borrower and in all proceeds thereof.

In addition, to provide services to the Borrower in connection with the operation of its railcar leasing business, FCA entered into that certain Shared Services Agreement dated as of April 11, 2019 (the “Shared Services Agreement”), pursuant and subject to the terms and conditions of which FCA agreed to provide to the Borrower, upon request, certain lease management services, accounting, finance, financial reporting and tax support services, insurance services, IT services and office support services as set forth in Exhibit A thereto.

On April 16, 2021, the Note matured. Notwithstanding, the Borrower failed to pay to the Lender all sums then due and owing to it.

As a result thereof, on April 20, 2021, the Lender notified the Borrower of such default, demanded immediate payment of all sums then due and outstanding and, in the interim, reserved all other rights and remedies then available to it.

In the interim, the Borrower and the Guarantor (collectively, the “Obligors”) have requested that they be given certain additional time in which to honor their obligations to the Lender or otherwise settle their differences.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

REPRESENTATIONS AND WARRANTIES

Section 1.1. Acknowledgments of the Obligors. The Obligors hereby acknowledge that:

(a) The Recitals set forth above are true and complete in all material respects and are incorporated herein by reference.

(b) All sums due under the Note are now due and payable in full and, but for the terms and conditions of this Agreement, the Lender has the right to exercise any and all rights and remedies now available to it with respect thereto against the Obligors and the Collateral, including, but not limited to, the Pledged Railcars and under the Pledged Railcar Leases.

(c) As of December 21, 2021, the Obligors owe the Lender $9,452,988.00 in principal, $236,202.95 in accrued but unpaid scheduled interest, $404,392.33 in default interest and late charges, plus all reasonable out-of-pocket fees, costs and other expenses.

(d) The Obligors hereby acknowledge that they have no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender or any employee, officer, director, agent, attorney, legal representative or predecessor-in-interest of the Lender (collectively, the “Lender Group”), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of, the Obligations or any of the terms or conditions of the Credit Documents; TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS,

COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.

(e) Each of the Obligors hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Agreement and all factual and legal matters relevant hereto with its counsel. Each Obligor further acknowledges that it has actively and with full understanding participated in the negotiation of this Agreement and that this Agreement has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement.

(f) There is (i) no statute, rule, regulation, order or judgment, and (ii) no provision of any organizational document, and (iii) no provision of any mortgage, indenture, contract or other agreement binding on either Obligor or any of its properties which, in each case, would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance by them of any of the terms or conditions of this Agreement.

(g) Neither Obligor has, voluntarily or involuntarily, granted any liens or security interests to any creditor not previously disclosed to the Lender in writing on or before the date of this Agreement and has not otherwise taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any liens or securing interests securing all or any portion of the Obligations or the priority or validity of the Lender’s claims with respect to the Obligations relative to any other creditor of any Obligor.

(h) Each Obligor has the full legal right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by each Obligor and the consummation by the Obligors of the transactions contemplated hereby have been duly authorized by all appropriate action (corporate or otherwise).

(i) This Agreement constitutes the valid, binding and enforceable agreement of the Obligors, enforceable against the Obligors in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.

ARTICLE 2

COVENANTS AND AGREEMENTS

In consideration of the Lender’s forbearance during the Forbearance Period (as hereinafter defined) from taking any further action against the Obligors or any of their assets as a result of the defaults that now exist and of the respective parties’ performance of the various agreements recently reached between them in settlement of their differences, the parties to this Agreement (to the extent applicable) hereby agree as follows:

Section 2.1. Financial Statements. The Obligors have provided to the Lender copies of their financial statements for the Fiscal Year ended 2020 and of their interim financial statements for the month ended August, 2021, in the forms required pursuant to Section 5.09 of the Credit Agreement. The Lender hereby acknowledges receipt thereof and confirms that such financial statements comply with the requirements of this Section 2.1.

Section 2.2. Rents Collected. The Obligors have requested, and FCA has agreed, as servicing agent to the Borrower pursuant to the Shared Services Agreement, (i) to provide the Lender with a full accounting and reconciliation of all payments FCA has received to date from Smart Sand under the Smart Sand Lease, and from Taylor Frac under the Taylor Frac Lease, respectively, and (ii) where, in the case of Taylor Frac, a single payment was received covering both Taylor Frac Railcars as well as other railcars leased by JAIX Leasing Company to Taylor Frac, an explanation and accounting of how such payments were applied. The Lender hereby acknowledges receipt thereof and confirms that such accountings, reconciliation and explanations comply with the delivery requirements of this Section 2.2, having assumed the truth of the information provided. On the date of execution hereof, the Obligors have requested, and FCA has agreed, as servicing agent to the Borrower pursuant to the Shared Services Agreement, to pay to the Lender, by wire transfer of immediately available funds, $715,000. FCA hereby confirms that it has received no additional rents from Smart Sand and Taylor Frac under the Smart Sand Lease and Taylor Frac Lease since February, 2021. Upon its receipt thereof, the Lender shall apply said funds to reduce the principal balance now due from Borrower under the Note.

Section 2.3. Rents to be Received. The Obligors had previously requested, and FCA had, as servicing agent to the Borrower pursuant to the Shared Services Agreement, previously notified Smart Sand and Taylor Frac, respectively, to make all future rent payments due under the Smart Sand Lease and the Taylor Frac Lease directly to the Lender at the address designated by the Lender. FCA hereby agrees to deliver to the Lender, on the date hereof, copies of the notices previously sent by it to Smart Sand and Taylor Frac, respectively.

Section 2.4. Turnover of Funds. If, notwithstanding the foregoing, the Obligors or FCA, as servicing agent to the Borrower pursuant to the Shared Services Agreement, shall receive any rent or other sums from Smart Sand or Taylor Frac otherwise due to be paid directly to the Lender, said parties shall hold such funds in trust and immediately remit the same to the Lender (along with any required endorsements).

Section 2.5. Late Charges/Default Interest. The Lender hereby waives collection of all late charges and default interest accrued through the date of this Agreement.

Section 2.6. Licensing of JAIX Mark. Upon the Turnover Date, the Guarantor, with the permission of JAIX Leasing Company, shall grant the Lender a non-exclusive non-cancellable license to continue to use the JAIX mark and road numbers now on the Smart Sand Railcars and the Taylor Frac Railcars. Such license shall be evidenced by a new railcar reporting mark usage agreement, substantially in the form of Exhibit A hereto (the “Railcar Reporting Mark Usage Agreement”).

Section 2.7. Outstanding Principal Balance. As set forth in Section 2.02.6 of the Credit Agreement, from and after April 16, 2021, the principal balance of all outstanding Loans have been converted to Base Rate Loans, which, in the absence of a Default hereunder, shall continue to bear interest at the Adjusted Base Rate in effect each day (in no event to be less than 4% per annum).

Section 2.8. Taylor Frac Lease. Prior to their execution of this Agreement, FCA, as servicing agent to the Borrower pursuant to the Shared Services Agreement, and the Obligors, in conjunction with the Lender, have worked collaboratively with the Lender in helping to resolve the defaults that now exist under the Traylor Frac Lease. The parties to the Taylor Frac Lease have now reached an agreement in principle with respect to such resolution, the terms of which are set forth in the draft Second Amendment to Rider 2 (a copy of which is attached). Once the terms thereof have been approved by the appropriate governing bodies of the Borrower and Taylor Frac, the parties thereto shall execute the Second Amendment to Rider 2. Notwithstanding, should such approval not be forthcoming and the Lender is forced to pursue its various remedies against Taylor Frac and/or its parent company, Mammoth Energy Services, FCA, as servicing agent to the Borrower pursuant to the Shared Services Agreement, and the Obligors hereby agree to make themselves reasonably available for depositions, hearings and trial, if need be, to resolve the matter. For the avoidance of doubt, the failure of the Lender to resolve any matters with respect to the Taylor Frac Lease shall not affect any provision of this Agreement, including, without limitation, Articles 3 or 4 hereof.

Section 2.9. Disclaimer. The Lender hereby acknowledges and agrees that JAIX Leasing Company leases to Taylor Frac certain other railcars owned by it and that the Lender has no claims to any rents payable by Taylor Frac to JAIX Leasing Company or any other rights, title or interests in respect of such railcars.

Section 2.10. Maintenance and Servicing of Smart Sand Railcars and Taylor Frac Railcars. Until the earlier of (i) the date that title to each Smart Sand Railcar or each Taylor Frac Railcar, as the case may be, is transferred to a third party (other than the Lender or an affiliate thereof as contemplated below), and (ii) expiration or termination of the Smart Sand Lease and the Taylor Frac Lease (including the extension of the Taylor Frac Lease until April 30, 2026) with respect to each such Smart Sand Railcar or Taylor Frac Railcar, as the case may be, and the return of such railcar to the Lender at such location specified by the Lender in accordance with the applicable lease (but in no event later than one hundred twenty (120) days following the date such railcar is obligated to be returned), (x) FCA Management, at no cost to the Lender, shall continue to provide, with respect to such Smart Sand Railcar owned by the Borrower the services as described in, and pursuant to the provisions of, the Railcar Services Agreement, (y) FCA, as servicing agent to the Borrower pursuant to the Shared Services Agreement, at no cost to the Lender, shall continue to provide, with respect to the Smart Sand Railcars and the Taylor Frac Railcars, in each case owned by the Borrower, the services as described in, and pursuant to the provisions of, the Shared Services Agreement, and (z) the Borrower shall maintain in effect (unless it expires by its own terms) that certain Management Services Agreement dated March 26, 2019 between it and RAS Data Services, Inc. (the “Management Services Agreement”), and the Guarantor shall continue to comply with its obligations thereunder as fiscal agent with respect to such railcars. In addition, on a monthly basis, FCA Management shall provide, or cause to be provided, to the Lender TRACE reports in the forms previously provided to the Lender. Notwithstanding the foregoing, the Lender hereby agrees, upon its receipt of detailed invoices therefor and evidence reasonably satisfactory to it of the payment thereof, to reimburse (i) FCA Management for all maintenance charges it incurs and all ad valorem taxes it pays with respect to the Smart Sand Railcars, and (ii) FCA or to any affiliate of FCA that has advanced such amounts, for those fees and charges it pays to RAS Data Services, Inc. in respect of and related solely to the Smart Sand Railcars and the Taylor Frac Railcars and based on the schedule of fees and charges set forth in Section 10 of the Management Services Agreement. In furtherance thereof, FCA Management and/or the Obligors shall, upon the reasonable request of the Lender, provide the Lender such additional information within its possession or under its control relating to the maintenance of the Smart Sand Railcars or payment of any ad valorem taxes in respect thereof. Following the transfer to the Lender of title to the Smart Sand Railcars and Taylor Frac Railcars as provided for in Section 2.12 hereof, until the date set forth in the first sentence of this Section 2.10, FCA and FCA Management shall continue to comply with their respective obligations under clauses (x) and (y) of this Section 2.10 while such railcars are still under lease to Smart Sand and Taylor Frac, respectively, in exchange for which the Lender shall pay to FCA, on behalf of itself and FCA Management a maintenance and servicing fee of $10,000 per quarter, payable quarterly in arrears. Once the Smart Sand Railcars are returned to the Lender upon expiration of the Smart Sand Lease, the Lender or the Borrower shall have the right to terminate the maintenance and servicing arrangement between Lender, on the one hand, and FCA and FCA Management, on the other hand, provided under clauses (x) and (y) of this Section 2.10 for no additional cost to Lender, at which time, if the Taylor Frac Lease is still in effect, FCA will continue to comply with its obligations under clause (y) of this Section 2.10 with respect to the Taylor Frac Railcars for a fee not to exceed $5,000 per quarter, payable quarterly in arrears, until such railcars are returned to the Lender following expiration or termination of Taylor Frac’s Lease. FCA shall be permitted to sublet or assign any or all of such obligations to a third party provided FCA continues to remain primarily liable therefor.

Section 2.11. Insurance. In addition, the Obligors shall, or shall cause Smart Sand and Taylor Frac, respectively, to continue to insure the railcars leased to them, in the amounts, for the risks, on the terms and as required pursuant to Section 5.02 of the Credit Agreement. All such policies of insurance shall name the Lender as sole loss payee and/or an additional insured and shall provide for not less than thirty (30) days’ prior written notice of cancellation to the Lender and evidence thereof provided to the Lender annually.

Section 2.12. Turnover of Title. On December 1, 2023, or sooner if requested in writing by the Lender (such date, the “Turnover Date”), the Borrower shall execute and deliver to the Lender (i) a bill of sale, duly executed by it, transferring to the Lender good and marketable title to the Smart Sand Railcars and the Taylor Frac Railcars, free and clear of all liens and encumbrances other than those in favor of Lender, substantially in the form attached hereto as Exhibit B, and (ii) an assignment and assumption agreement, in substantially the form attached hereto as Exhibit C, assigning to the Lender all of its rights, title and interests in and to the Smart Sand Lease and the Taylor Frac Lease and providing for the assumption, from and after such date, of each lessor’s obligations under the respective leases. Contemporaneously therewith, the Borrower shall provide to the Lender updated TRACE reports showing the location of such railcars, noting any damage to any such railcar and, for any railcar damaged, shall deliver to the Lender copies of all inspection reports with respect thereto. To the extent that such damage was caused by a third party thereby triggering application of the AAR Interchange Rules, the Obligors and FCA, as servicing agent to the Borrower under the Shared Services Agreement, hereby agree to cooperate in good faith with the Lender in the settlement of any such claims.

Section 2.13. Appraisal and Credit. By not later than October 1, 2023 (or not later than 60 days prior to the date on which Lender notifies Borrower that it wishes to take title prior to December 1, 2023 in accordance with Section 2.12 of this Agreement), the Lender shall provide Borrower with an updated desktop appraisal of the then “fair market value” of the Smart Sand Railcars and Taylor Frac Railcars, assuming they are in the condition required by the terms of the Credit Documents, prepared by Rail Solutions, LLC (or if it is then unavailable or out of business, Railroad Appraisal Associates and, if it is not then available or out of business, Biggs Appraisal and, if none of those parties are then available, then such other appraisal firm chosen by the Lender and reasonably acceptable to the Obligors). Upon its receipt of such written appraisal, the Lender shall provide the Obligors with a copy thereof and, upon tender of the bill of sale tendering title to such railcars to the Lender, the Lender shall credit the value thereof (up to, but not to exceed, the amounts then owed by the Obligors to the Lender) against the balance then due by the Obligors to the Lender under the Credit Agreement and other Credit Documents.

Section 2.14. Enforcement Actions. If, at any time after the Forbearance Period has ended, the Lender decides to enforce its lien against all or any portion of its Collateral (each, an “Enforcement Proceeding”), the Obligors hereby covenant and agree to cooperate reasonably with the Lender in connection with such Enforcement Proceeding, such cooperation to include, without limitation, (i) acquiescence to foreclosure by not contesting, objecting to, filing exceptions with respect to or otherwise hindering or delaying such Enforcement Proceeding in any way or requesting, inducing or influencing other third parties to do the same; and (ii) upon request of the Lender, delivering the following documents and other items to the Lender, to the extent such documents and other items are within their possession or control, (1) all warranties, guaranties and assurances given by third parties, (2) all service contracts, maintenance agreements, and other similar agreements, (3) all inspection and updated TRACE reports, and (4) all tax assessments, notices, bills and/or statements. To the extent FCA, as servicing agent to the Borrower under the Shared Services Agreement, or in its individual capacity, and/or FCA Management have possession or control over such documents or other items, FCA and/or FCA Management (as applicable) shall, upon request of and at no cost to the Lender, deliver such documents and other items to the Lender.

Section 2.15. Consent to Relief from Automatic Stay. The Obligors hereby further agree that if the Lender has commenced an Enforcement Proceeding in accordance with this Agreement and in the event that either Obligor (by its own action or the action of any third party creditor) shall, prior to the completion of such Enforcement Proceeding: (i) file a petition in bankruptcy with any bankruptcy court of competent jurisdiction or be the subject of any petition for relief under the United States Bankruptcy Code, as amended, (ii) be the subject of any order for relief issued under the United States Bankruptcy Code, as amended, (iii) file any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, receivership, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, or (iv) seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator, then and in such event the Lender will thereupon be entitled to relief from any automatic stay imposed by Section 362 of the United States Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender as provided in the Credit Documents, and as otherwise provided by law, and Obligors hereby waive the benefits of such automatic stay and consent and agree to raise no objection to such relief.

Section 2.16. Fees and Expenses.

(i)
Upon their execution hereof, the Obligors shall pay (to the extent not previously paid), to the Lender (or to such other person or persons as the Lender shall direct) all reasonable and documented out-of-pocket outside attorneys’ legal fees and costs incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Agreement, and all other documents and instruments to be executed and delivered in connection herewith, in no event to exceed $65,000.

(ii)
Upon demand, the Obligors shall pay to the Lender, all reasonable and documented out-of-pocket outside legal and other fees paid or incurred by, or on behalf of, the Lender in connection with the enforcement of the terms of this Agreement, including, without limitation, reasonable and documented outside attorneys’ legal fees and expenses (collectively, the “Enforcement Costs”).

ARTICLE 3

STANDSTILL PROVISIONS

Section 3.1. No Exercise of Remedies. During the period (the “Forbearance Period”) from the date hereof until the Termination Date (as defined in Section 5.1(a) hereof), the Lender agrees that it will not (except as otherwise expressly set forth herein), take any action against the Obligors or exercise or enforce any rights or remedies provided for in the Credit Documents or otherwise available to it, at law or in equity, or take any action against any property in which any of the Obligors has any interest. Without limiting the generality of the foregoing, during the Forbearance Period, the Lender shall not commence or initiate any Enforcement Proceeding.

Section 3.2. No Waiver of Rights or Remedies. The Obligors acknowledge and agree that, subject to the terms and conditions of this Agreement, the Lender (a) shall retain all rights and remedies it may have against the Obligors with respect to the Obligors’ obligations under the Credit Documents and the Obligors’ previous failure to honor or otherwise comply with said obligations (such rights and remedies being hereinafter collectively referred to as “Default Rights”), and (b) shall have the right, upon a continuing Default hereunder, to exercise and enforce all Default Rights immediately upon termination of the Forbearance Period. The Obligors further agree that the exercise of any Default Rights by the Lender upon a Default hereunder and termination of the Forbearance Period shall not be affected by reason of this

Agreement, and the Obligors shall not assert as a defense thereto the passage of time, estoppel, laches or any statute of limitations to the extent that the exercise of any Default Rights was precluded by this Agreement.

Section 3.3. Other Obligations. Except to the extent modified or altered by the terms of this Agreement or waived in writing by the Lender, the Obligors shall continue to perform and comply with all of their other performance obligations (as opposed to payment obligations unless such payment results from the liquidation of the Lender’s collateral, from its receipt of any insurance or settlements in respect thereof, or from receipt of funds from Taylor Frac or Smart Sand under the Taylor Frac Lease and/or the Smart Sand Lease) solely under Sections 2.01.3(d)(i) through and including (d)(iv), 5.02, 5.06 through and including 5.09.2, 5.09.7 through and including 5.11, 5.13, 5.14, 5.16, 6.01 (with respect to all Collateral), 6.02 through and including 6.09, 9.04, 9.05, 9.06.2 through and including 9.06.5, 9.11 through and including 9.15 and 9.19 of the Credit Agreement and the provisions of the Security Agreement, which obligations shall remain in full force and effect and unchanged.

Section 3.4 Termination of Credit Agreement and Other Documents.

(a) Upon the Turnover Date and the Obligors’ performance of their respective obligations under this Agreement through such date, including, without limitation, Section 2.12 thereof, the Lender acknowledges and agrees that (i) all Obligations (as defined in the Credit Agreement) shall be deemed satisfied in full and the Lender shall no longer have any further claims against the Obligors under the Credit Documents; (ii) at that time, the Credit Documents shall automatically terminate and be of no further force or effect except for the provisions thereof that expressly survive termination; (iii) the Lender shall cause its counsel to prepare and deliver to the Borrower on such date copies of the UCC-3 termination statements, terminating the filings of record against the Borrower and the Guarantor and deliver them to the Borrower and the Guarantor for filing (and the Borrower and the Guarantor are hereby authorized to make such filings); (iv) contemporaneously therewith, the Lender shall, at the Borrower’s sole cost and expense, cause Alford & Alford, its special STB counsel, to prepare and file notices of termination of all previous filings made with STB and RGC in connection with this transaction and provide the Borrower with recorded copies thereof; and (v) and take such other reasonable steps as the Obligors and the Lender may agree in order to properly effect the termination of the Lender’s security interests in any assets of the Borrower or the Guarantor.

(b) Notwithstanding the provisions of Section 3.4(a), nothing in this Section 3.4 shall otherwise release or relieve any of the applicable Parties from any of their respective obligations under (i) the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement or the Railcar Reporting Mark Usage Agreement, or (ii) this Agreement (other than as it relates to any Obligations contained within the Credit Agreement or other Credit Documents).

(c) For avoidance of doubt, neither the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement nor the Railcar Reporting Mark Usage Agreement shall be deemed, for purposes of clause (b) above, to be a “Credit Document”.

ARTICLE 4

RELEASES AND WAIVERS

Section 4.1. Releases and Waivers.

Release up to Date of This Agreement

(a)
Upon execution of this Agreement, the Lender Group (as defined below) hereby knowingly and voluntarily forever releases, acquits and discharges FCA, FCA Management and their respective affiliates (other than Obligors), and their respective predecessors, officers, directors, agents, employees, representatives, successors and assigns (collectively, the “FCA Group”) from and of any and all claims or potential claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity (whether based on contract, tort, statutory or other theory of recovery) whether presently known or unknown, which they may have had, now have, or which it can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating in any way to, arising from, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, based on, or otherwise related to in any way, arising from, or connected to, from the beginning of time until the execution date of this Agreement: (i) the condition or deterioration of the business operations of either Obligor and/or the financial condition of either Obligor; (ii) any and all claims and potential claims that any member of the FCA Group breached any agreement with the Lender Group or in which any member of the Lender Group has an interest; and (iii) any obligations owed by the FCA Group to the Lender Group including, without limitation, any or all of the obligations under the Credit Documents, the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement and any other agreement, document or instrument referred to in the Credit Agreement, and further with respect to any claimed or potentially claimed direct or indirect action or omission of any member of the FCA Group relating thereto; provided, however, that no claim or potential claim against the FCA Group to the extent based upon any misrepresentation made by any member of the FCA Group to the Lender in entering into this Agreement shall be released.

(b)
As a result of Section 4.1(a), for all periods prior to the Effective Date of this Agreement, the Lender Group hereby acknowledges and agrees that, upon its execution of this Agreement, and except as expressly set forth in this Agreement, it has no actual or potential claims against the FCA Group for payment of any sums due to it, for performance of any of the obligations owed to it, or for any damages or losses, whether in law or in equity, based upon, arising from, or related in any way to, the Credit Agreement or other Credit Documents (other than those, if any, caused by their breach of the Shared Services Agreement, the Railcar Services Agreement or the Management Services Agreement), or the deterioration of the business operations or financial condition of the Obligors.

(c)
Upon their execution of this Agreement, FCA Group and each Obligor hereby knowingly and voluntarily forever releases, acquits and discharges the Lender and all of its affiliates, and its respective predecessors, officers, directors, agents, employees, representatives, successors and assigns (collectively, the “Lender Group”) from and of any and all other claims or potential claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which they may have had, now have, or which they can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating in any way to, arising from, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, based on, or otherwise related to in any way, arising from, or connected to, from the beginning of time until the execution date of this Agreement: (i) the condition or deterioration of the business operations and/or financial condition of either Obligor; (ii) any and all claims or potential claims that the Lender or any member of the Lender Group breached any agreement with the FCA Group or in which an member of the FCA Group has an interest; and (iii) any obligations, if any, owed by the Lender Group to the FCA Group including, without limitation, any or all of the obligations under the Credit Documents, or any other agreement, document or instrument referred to in this Agreement, and further with respect to any claimed or potentially claimed direct or indirect action or omission of any member of the Lender Group relating thereto and any other agreement, document or instrument referred to in the Credit Agreement.

(d)
As a result of Section 4.1(c), for all periods prior to the Effective Date of this Agreement, the FCA Group hereby acknowledges and agrees that, upon their execution of this Agreement, they have no actual or potential claims against the Lender Group for performance of any of the obligations, if any, owed to it, or for any damages or losses, whether in law or in equity, based upon, arising from, or related in any way to, the Credit Agreement or other Credit Documents, or the deterioration of the business operations or financial condition of the Obligors.

Release and Waiver of Claims Arising After Date of This Agreement

(e)
The Lender agrees that from and after the Effective Date, the Lender shall not assert, claim, or enforce (or cause to assert, claim, or enforce) any actual or potential claim or cause of action against the FCA Group for damages, losses, or liabilities, whether in law or in equity, based upon, arising out of, or related in any way to, the Credit Agreement or other Credit Documents (other than, if a Default occurs thereunder, the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement, Railcar Reporting Mark Usage Agreement and this Agreement), or the deterioration of the business operations or financial condition of the Obligors as caused by any wrongful act of any of the FCA Group.

(f)
The FCA Group and each Obligor agree that from and after the Effective Date, the FCA Group and each Obligor shall not assert, claim, or enforce (or cause to assert, claim, or enforce) any actual or potential claim or cause of action against the Lender Group for damages, losses, or liabilities, whether in law or in equity, based upon, arising out of, or related in any way to, the Credit Agreement or other Credit Documents or the deterioration of the business operations or financial condition of the Obligors as caused by any wrongful act of any of the Lender Group.

Final Release and Waiver of Claims Arising After Date of This Agreement

(g)
Assuming, between the Effective Date and the date all of the Smart Sand Railcars and Taylor Frac Railcars are physically returned to the Lender at the location or locations designated by it upon expiration of the Smart Sand Lease and the Taylor Frac Lease, respectively, and, in the case of Taylor Frac Railcars, in the condition required by the terms thereof, and FCA and FCA Management shall have complied in all material respects with each of their respective obligations under the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement, Railcar Reporting Mark Usage Agreement, and this Agreement, then, in such event, the Lender Group shall thereafter execute and deliver to the FCA Group, a release releasing, acquitting and forever discharging the FCA Group (inclusive of FCA and FCA Management) from any further obligations for payment of any sums due to it, for performance of any of the obligations owed to it, or for any liability, damages or losses, whether in law or in equity, based upon, arising from, or related in any way to, the Credit Agreement and other Credit Documents, the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement, the Railcar Reporting Mark Usage Agreement and this Agreement, and any other agreement, document or instrument referred to in this Agreement.

(h)
Upon performance of all obligations owed by the Obligors in this Agreement, and FCA and FCA Management comply in all material respects with each of their respective obligations under the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement, the Railcar Reporting Mark Usage Agreement and this Agreement, then, in such event, the Lender Group shall thereafter execute and deliver to the Obligors, a release releasing, acquitting and forever discharging Obligors from any further obligations for payment of any sums due to it, for performance of any of the obligations owed to it, or for any liability, damages or losses, whether in law or in equity, based upon, arising from, or related in any way to, the Credit Agreement and other Credit Documents, the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement, the Railcar Reporting Mark Usage Agreement and this Agreement, and any other agreement, document or instrument referred to in this Agreement.

(i)
Simultaneously with the Lender Group’s agreement to release the FCA Group from any further obligations owed to them, the FCA Group shall execute and deliver to the Lender Group a release releasing, acquitting and forever discharging the Lender Group from performance of any of the obligations, if any, owed to them, or for any liability, damages or losses, whether in law or in equity, based upon, arising from, or related in any way to, the Credit Agreement and other Credit Documents, this Agreement, and any other agreement, document or instrument referred to in this Agreement.

ARTICLE 5

TERMINATION

Section 5.1. Termination.

(a) The Forbearance Period shall terminate automatically upon the occurrence of a Default hereunder (the “Termination Date”).

(b) For purposes hereof, a “Default” shall occur if:

(i) FCA, FCA Management and/or the Obligors shall fail to observe, perform, or comply in any material respect with any of the terms, conditions or provisions of this Agreement, as and when required;

(ii) the Obligors fail to observe, perform or comply in any material respect with any of their other performance obligations under the Credit Agreement or other Credit Documents as set forth in Section 3.3 hereof, except to the extent otherwise provided or permitted herein;

(iii) any recital, representation or warranty made herein, in any document executed and delivered in connection herewith, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of FCA, FCA Management or either of the Obligors in connection with this Agreement or any other document executed and delivered in connection with this Agreement, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made; or

(iv) the occurrence after the date of execution of this Agreement of an Event of Default related to the Obligors’ performance under the Credit Agreement or other Credit Documents as set forth in Section 3.3 hereof.

Upon termination of the Forbearance Period, the Lender shall be entitled to immediately pursue its various rights and remedies, including its Default Rights, against the breaching party or any other person liable therefor.

ARTICLE 6

MISCELLANEOUS

Section 6.1. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

Section 6.2. Notices. Any notice required or permitted by or in connection with this Agreement (but without implying any duty or obligation to give a notice if not expressly required by the terms of this Agreement) shall be in writing and shall be deemed to have been given and received on the Business Day delivered by hand, or one (1) Business Day after the date delivered to a commercial overnight courier or five (5) Business Days after the date deposited in the United States mail, certified or registered mail, first class postage prepaid, return receipt requested, to the person to whom such communication is to be given, at the following addresses:

Borrower: FreightCar America Leasing 1, LLC

125 South Wacker Drive

Suite 1500

Chicago Illinois 60606

Attn: Chief Restructuring Officer

Guarantor: FreightCar America Leasing, LLC

125 South Wacker Drive

Suite 1500

Chicago Illinois 60606

Attn: Chief Restructuring Officer

FCA: FreightCar America, Inc. 125 South Wacker Drive

Suite 1500

Chicago Illinois 60606

Attn: Chief Financial Officer

FCA Management: FreightCar America Railcar Management, LLC

125 South Wacker Drive

Suite 1500

Chicago Illinois 60606

Attn: Chief Restructuring Officer

Lender: Manufacturers and Traders Trust Company

One Fountain Plaza

9th Floor

Buffalo, New York 14203-1495

Attn: Special Assets

or at such other address as any party shall have notified the other in the manner set forth herein.

Section 6.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of its respective heirs, personal representatives, successors and assigns.

Section 6.4. Time of Essence. Time is of the essence of this Agreement.

Section 6.5. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The parties further agree that facsimile and DocuSign signatures and signature pages delivered by other electronic means shall be binding on all parties and have the same force and effect as original signatures.

Section 6.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6.7. Severability. In case one or more provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall remain effective and binding and shall not be affected or impaired thereby.

Section 6.8. Amendments. This Agreement may be amended, modified or supplemented only by written agreement signed by all parties hereto. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

Section 6.9. Entire Agreement. This Agreement, along with Credit Documents, the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement and the Railcar Reporting Mark Usage Agreement, set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, superseding all prior representations, understandings and agreements, whether written or oral.

Section 6.10. Effective Date. This Agreement shall be effective immediately upon the execution and delivery of this Agreement by all persons who are parties hereto.

Section 6.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH IT MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT (B) ANY OF THE OTHER DOCUMENTS EXECUTED BY IT IN CONNECTION HEREWITH, (C) ANY OBLIGATIONS, AND/OR (D) ANY OF THE CREDIT DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES HERETO, AND EACH OF THE PARTIES HERETO HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY NOTIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES HERETO FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 6.12. Confidentiality. This Agreement and the transactions contemplated hereby shall be treated as strictly private and confidential by each of the parties hereto and this Agreement and its contents shall not be disclosed to any other party, except (i) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (ii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it, (iii) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or (iv) in connection with the exercise of any remedy hereunder or under any other Credit Documents or any suit, action or proceeding relating to this

Agreement, any other Credit Documents, the Shared Services Agreement, the Railcar Services Agreement, the Management Services Agreement and the Railcar Reporting Mark Usage Agreement or the enforcement of rights hereunder or thereunder. In the event of permitted disclosure to any third party, the disclosing party shall use its reasonable efforts to ensure that the person receiving the information shall assume the same obligation of confidentiality as the parties hereto. Notwithstanding anything to the contrary contained in this paragraph, the parties may disclose this Agreement and its terms their respective attorneys, accountants, auditors and/or other advisors.

Section 6.13. Further Assurances. The parties to this Agreement hereby agree to execute and deliver from time to time such other documents and instruments and to take such other actions as may be reasonably requested in order to more effectively carry out the terms hereof.

Section 6.14. Recitals. The Recitals are a substantive part of this Agreement and are incorporated by reference herein.

Section 6.15. USA Patriot Act/Bank Secrecy Act Requirements. The Obligors, FCA, and FCA Management shall deliver to the Lender, sufficiently in advance of their entry into this Agreement, all documentation and other information required by the Lender and bank regulatory authorities generally, under all applicable “know your customer” and “anti-money laundering” rules and regulations in effect from time to time, including, without limitation, the USA PATRIOT Act and the Bank Secrecy Act. Any failure by the Obligors, FCA, or FCA Management or any other necessary third party to deliver to the Lender, in a timely manner, any material information required under the Lender’s applicable regulatory compliance policies, as may be amended from time to time, or any misrepresentation or inaccuracy with respect to any such information received, or if the Lender’s due diligence reveals that opening the accounts or maintaining the credit accommodations contemplated herein would potentially violate the Lender’s regulatory compliance policies or applicable law, shall entitle the Lender, in its sole discretion, to void the Agreement, whereupon the respective parties hereto shall be placed in the position they were in had this Agreement never been entered into.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WITNESS: FREIGHTCAR AMERICA LEASING 1, LLC

_____________________________ By: /s/ Sandy Prabhakar

Name: Sandy Prabhakar

Title: Chief Restructuring Officer

FREIGHTCAR AMERICA LEASING, LLC

_____________________________ By: /s/ Sandy Prabhakar

Name: Sandy Prabhakar

Title: Chief Restructuring Officer

FREIGHTCAR AMERICA, INC.

_____________________________ By: /s/ Terence R. Rogers

Name: Terence R. Rogers

Title: CFO

FREIGHTCAR AMERICA RAILCAR

MANAGEMENT, LLC,

_____________________________ By: /s/ Sandy Prabhakar

Name: Sandy Prabhakar

Title: Chief Restructuring Officer

WITNESS: MANUFACTURERS AND TRADERS TRUST

COMPANY

_____________________________ By: /s/ Scott D. Guthrie

Name: Scott D. Guthrie

Title: Administrative Vice President